                                                        Control Share Meeting




                      Securities and Exchange Commission
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                          Filed by the Registrant [ ]
                Filed by a Party other than the Registrant [X]

                          Check the appropriate box:
                        [X] Preliminary Proxy Statement
                        [ ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
                              Section 240.14a-12

                           Acme-Cleveland Corporation
               (Name of Registrant as Specified in its Charter)

                              Danaher Corporation
                          WEC Acquisition Corporation
                  (Name of Person(s) Filing Proxy Statement)

                             --------------------

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         Common Shares, par value $1 per share ("Common Shares"), and Series A Convertible Preferred Shares, without par value (the "Preferred Shares and, together with the Common Shares, the "Shares")

         (2) Aggregate number of securities to which transaction applies: 6,737,786 Shares, consisting of 6,411,578
         Common Shares, 161,374 Preferred Shares and 469,834 Shares issuable upon conversion of Options

         (less 305,000 Shares owned by Parent or any of its affiliates).

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): As provided by Rule 0-11(c), the filing fee is based upon 1/50th of 1% of $27, the amount to be paid per Share, multiplied by 6,737,786 Shares.

         (4) Proposed maximum aggregate value of transaction:
         $181,920,222


         (5) Total fee paid: $36,384.04

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: $36,384.04

         (2) Form, Schedule or Registration Statement No.: Schedule
         14D-1

         (3) Filing Party:  WEC Acquisition Corporation and Danaher
         Corporation

         (4) Date Filed:  March 8, 1996

                   Preliminary Materials dated March 8, 1996
                     ------------------------------------
          The information included herein is as it is expected to be when the definitive proxy statement is mailed
                 to shareholders of Acme-Cleveland Corporation.
                This proxy statement will be revised to reflect
                     actual facts at the time of filing of
                        the definitive proxy statement.
                           ------------------------
                                Proxy Statement
                                      of
                              Danaher Corporation
                                      and
                          WEC Acquisition Corporation
                                    for the
                        Special Meeting of Shareholders
                            Under Section 1701.831
                           of the Ohio Revised Code
                                      of
                          Acme-Cleveland Corporation
                         To Be Held On April __, 1996


         This Proxy Statement is furnished by Danaher Corporation ("Parent"), a Delaware corporation, and by WEC Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent, in connection with their solicitation of proxies to be used for the purposes described herein at the Special Meeting of Shareholders of Acme-Cleveland Corporation, an Ohio corporation ("the "Company"), to be held on April __, 1996, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying BLUE Proxy card are first being sent or given
to shareholders on or about March   , 1996. The record date for the Special
Meeting is March __, 1996 (the "Record Date"). The principal executive offices of the Company are located at 30100 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124-5705.


         Parent and the Purchaser are soliciting proxies to authorize, in accordance with Section 1701.831 (the "Ohio Control Share Acquisition Law") of the Ohio Revised Code (the "ORC"), the acquisition by Parent or the Purchaser (or one or more subsidiaries of Parent) of Common Shares, par value $1 per share, and Series A Convertible Preferred Shares, without par value (collectively, the "Shares"), of the Company that, when added to all other Shares in respect of which Parent and the Purchaser may exercise or direct voting power in the election of the Company's directors, would entitle Parent and the Purchaser to exercise a majority or more of such voting power.

         On March 7, 1996, the Purchaser commenced a tender offer to purchase (the "Offer") all of the outstanding Shares for $27 net per Share in cash upon the terms and subject to the conditions set forth in an Offer to Purchase dated March 7, 1996, as the same may be amended from time to time (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal").

         As more fully described below under "Ohio Control Share Acquisition Law," the Ohio Control Share Acquisition Law requires shareholder authorization to be obtained before any person may acquire any interest in Shares that would entitle such person directly or indirectly to control 20% or more of the voting power of the Company in the election of its directors. The Special Meeting of shareholders of the Company has been called by the Company's Board of Directors pursuant to the Ohio Control Share Acquisition Law for the purpose of voting on the acquisition (the "Acquisition Proposal") of outstanding Shares by the Purchaser or Parent (or one or more subsidiaries of Parent) as contemplated by and in accordance with the terms and conditions of the Offer to Purchase. The Special Meeting is scheduled to be held on April __, 1996 at a time and place to be announced by the Company in the notice of the Special Meeting to be sent by the Company to the Company's shareholders.

         SHARES WILL NOT BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER UNLESS, AMONG OTHER THINGS, (I) THE ACQUISITION BY THE PURCHASER OF SHARES PURSUANT TO THE OFFER IS AUTHORIZED BY THE SHAREHOLDERS OF THE COMPANY AT THE SPECIAL MEETING OR (II) THE PURCHASER, IN ITS SOLE DISCRETION, IS SATISFIED THAT THE PROVISIONS OF THE OHIO CONTROL SHARE ACQUISITION LAW ARE INVALID OR INAPPLICABLE TO SUCH ACQUISITION. ACCORDINGLY, IF YOU WANT THE OPPORTUNITY TO RECEIVE $27 NET PER SHARE IN CASH PURSUANT TO THE OFFER, YOU SHOULD AUTHORIZE THE ACQUISITION PROPOSAL.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING BLUE PROXY CARD TODAY. IF YOU WANT THE OPPORTUNITY TO RECEIVE $27 NET PER SHARE IN CASH PURSUANT TO THE OFFER, WE URGE YOU TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN FAVOR OF THE ACQUISITION PROPOSAL.

         SHAREHOLDER AUTHORIZATION OF THE ACQUISITION PROPOSAL WILL NOT REQUIRE YOU TO TENDER YOUR SHARES TO THE PURCHASER. CONSUMMATION OF THE OFFER, HOWEVER, IS CONDITIONED UPON AUTHORIZATION BY SHAREHOLDERS OF THE COMPANY OF THE ACQUISITION PROPOSAL TO THE EXTENT REQUIRED BY LAW. ACCORDINGLY, IT IS IMPORTANT THAT SHAREHOLDERS WHO WISH TO TENDER THEIR SHARES TO THE PURCHASER PURSUANT TO THE OFFER VOTE FOR THE AUTHORIZATION OF THE ACQUISITION PROPOSAL ON THE ENCLOSED BLUE PROXY CARD.

         Tendering Shares pursuant to the Offer will NOT constitute a vote in favor of the Acquisition Proposal. Instead you must vote by using the enclosed BLUE proxy card or by voting in person at the Special Meeting.

         If you have any questions about the voting of Shares, the Offer or the Acquisition Proposal, please call ___________________.

                         VOTING AT THE SPECIAL MEETING

         At the Special Meeting, shareholders will be asked to authorize the Acquisition Proposal, which requires (i) the affirmative vote of the holders of a majority of the Shares present at the Special Meeting in person or by proxy, (ii) the affirmative vote of the holders of a majority of such Shares excluding Shares which are "Interested Shares" (as such term is defined below) and (iii) the presence of a quorum at the Special Meeting. The Ohio Control Share Acquisition Law provides that a quorum shall be deemed to be present at the Special Meeting if at least a majority of the Shares, and a majority of the Shares excluding those that are "Interested Shares," are represented at such meeting in person or by proxy.

         Shareholders of the Company will be asked (i) to approve a resolution of the Company's shareholders authorizing the Acquisition Proposal and (ii) to confer authority to the proxies named in the accompanying proxy to initiate and vote for a proposal to adjourn the Special Meeting to allow the solicitation of additional votes, if necessary, to authorize the Acquisition Proposal under the Ohio Control Share Acquisition Law (the "Adjournment Proposal"). According to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as of January 25, 1996, there were 6,411,578 Common Shares and 161,374 Preferred Shares outstanding, each of which is entitled to one vote on the Acquisition Proposal (provided that, as described herein, votes of Shares which are "Interested Shares" may be excluded for certain purposes) and the Adjournment Proposal.

         A VOTE IN FAVOR OF THE ACQUISITION PROPOSAL WILL NOT REQUIRE THAT YOU TENDER SHARES IN THE OFFER. IT WILL AFFORD SHAREHOLDERS AN OPPORTUNITY TO DECIDE FOR THEMSELVES WHETHER TO ACCEPT THE OFFER.

         Whether or not you plan to attend the Special Meeting, we urge you to vote FOR authorization of the Acquisition Proposal and FOR the Adjournment Proposal by so indicating on the accompanying BLUE proxy card and immediately mailing it in the enclosed envelope. A shareholder may revoke a proxy at any time before it is voted by delivering a written notice of revocation or a later dated proxy for the Special Meeting to Acme-Cleveland Corporation, 30100 Chagrin Boulevard, Suite 100, Pepper Pike, Ohio 44124-5705, (please send a copy of any revocation to Danaher Corporation, c/o ________________________________). Proxies may also be revoked at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy. Unless revoked in the manner set forth above, proxies in the form accompanying this Proxy Statement will be voted at the Special Meeting in accordance with your instructions. In the absence of such instructions, such proxies will be voted FOR the Acquisition Proposal and FOR the Adjournment Proposal.

         Any abstention from voting on a proxy which has not been revoked will count as a vote withheld (and thus will have the same practical effect as a "no" vote), and will be included in computing the number of Shares present for purposes of determining whether a quorum is present at the Special Meeting. If a broker indicates on a proxy which has not been revoked that it does not have discretionary authority as to certain Shares to vote on the Acquisition Proposal or the Adjournment Proposal (a "broker non-vote"), those Shares will also be considered present for purposes of determining the presence of a quorum but not entitled to vote with respect to the applicable proposal (and thus a broker non-vote will also have the same practical effect as a "no" vote on such proposal).

                                   THE OFFER

         On March 7, 1996, the Purchaser commenced the Offer. The purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Parent intends, following the completion of the Offer, to effect a merger or similar business combination between the Company and the Purchaser or another subsidiary of Parent at the same price per Share to be paid in the Offer (the "Proposed Merger"), subject to the terms and conditions described in the Offer to Purchase. The Offer is subject to certain terms and conditions described in the Offer to Purchase.

         The Schedule 14D-1, which includes the Offer to Purchase and was filed by the Purchaser and Parent with the Commission on March 7, 1996, and all amendments thereto may be obtained from the Commission, upon payment of the Commission's customary charges, by writing to its principal office at 450
Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. Such material is also available for inspection and copying at the principal office of the Commission at the address set forth immediately above, at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material should also be available on-line through EDGAR.


         IF THE ACQUISITION PROPOSAL IS NOT AUTHORIZED BY THE SHAREHOLDERS OF THE COMPANY AT THE SPECIAL MEETING, THEN SHARES WILL NOT BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER UNLESS THE PURCHASER IS SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF THE OHIO CONTROL SHARE ACQUISITION LAW ARE INVALID

OR INAPPLICABLE TO THE ACQUISITION BY THE PURCHASER OF SHARES
PURSUANT TO THE OFFER.

         BY VOTING IN FAVOR OF THE ACQUISITION PROPOSAL, A SHAREHOLDER IS NOT REQUIRED TO TENDER SHARES IN THE OFFER AND WOULD NOT BE PROHIBITED FROM LATER VOTING AGAINST ANY OTHER PROPOSED CONTROL SHARE ACQUISITION OR BUSINESS COMBINATION INVOLVING THE COMPANY, PARENT OR THE PURCHASER. SHAREHOLDER AUTHORIZATION OF THE ACQUISITION PROPOSAL WOULD SIMPLY GIVE YOU THE OPPORTUNITY TO SELL YOUR SHARES TO PURCHASER PURSUANT TO THE OFFER.

                      OHIO CONTROL SHARE ACQUISITION LAW

         The Ohio Control Share Acquisition Law provides that unless the articles of incorporation or the regulations of an issuing public corporation provide otherwise, any control share acquisition of such corporation shall be made only with the prior authorization of the shareholders. An "issuing public corporation" is a corporation organized for profit under the laws of Ohio, with 50 or more shareholders, that has its principal place of business, principal executive offices or substantial assets in Ohio, and as to which there is no close corporation agreement in existence. The Company is an issuing public corporation, as so defined.

         A "control share acquisition" means the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, alone or with others, to control any of the following ranges of voting power of such issuing public corporation in the election of directors:
(a) one-fifth or more but less than one-third of such voting power, (b) one-third or more but less than a majority of such voting power, or (c) a majority or more of such voting power. An acquisition of shares of an issuing public corporation, however, does not constitute a control share acquisition if, among other things, the acquisition is consummated pursuant to a merger or consolidation effected in compliance with the ORC if the issuing public corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition.

         Any person who proposes to make a control share acquisition must deliver an "acquiring person statement" to the issuing public corporation, which statement shall include: (a) the identity of the acquiring person, (b) a statement that the acquiring person statement is given pursuant to the Ohio Control Share Acquisition Law, (c) the number of shares of the issuing public corporation owned, directly or indirectly, by such acquiring person,
(d) the range of voting power in the election of directors under which the proposed acquisition would, if consummated, fall (i.e., in excess of 20%, 33 1/3% or 50%), (e) a description of the terms of the proposed acquisition and
(f) representations of the acquiring person that the acquisition will not be contrary to the law and that such acquiring person has the financial capacity to make the proposed acquisition (including the facts upon which such representations are based). The Purchaser and Parent delivered an acquiring person statement (the "Acquiring Person Statement") to the Company on March 7, 1996.

         Within ten days of receipt of a qualifying acquiring person statement, the directors of the issuing public corporation must call a special shareholders meeting to vote on the proposed acquisition. Unless the acquiring person otherwise agrees, the meeting must be held within 50 days of receipt of such statement. However, the acquiring person may, and Parent and the Purchaser did, request in the Inquiring Persons Statement, that the meeting be held no sooner than 30 days after the receipt of such statement. The Special Meeting cannot be held later than certain other special meetings of shareholders called by the issuing public corporation in compliance with the ORC after receipt of a qualifying acquiring person statement.

         The issuing public corporation is required to send a notice of the special meeting as promptly as reasonably practicable to all shareholders of record as of the record date set for such meeting, together with a copy of the acquiring person statement and a statement of the issuing public corporation, authorized by its directors, of its position or recommendation, or that it is taking no position, with respect to the proposed control share acquisition.

         The acquiring person may make the proposed control share acquisition only if, (a) at a meeting at which a quorum is present, a majority of the voting power entitled to vote in the election of directors represented (in person or by proxy) at such meeting and a majority of such voting power excluding "interested shares," authorize the control share acquisition and (b) such acquisition is consummated, in accordance with the terms so authorized, within 360 days following such authorization. "Interested Shares" is defined in the ORC to mean shares as to which any of the following may exercise or direct the exercise of voting power in the election of directors: (i) an acquiring person, (ii) an officer of the issuing public corporation elected or appointed by its directors or (iii) any employee of the issuing public corporation who is also a director of such corporation. "Interested Shares" also means shares of the issuing public corporation acquired, directly or indirectly, by any person or group for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation or other transaction which would result in a change in control of the corporation or all or substantially all of its assets, and ending on the date of any special meeting of the corporation's shareholders held thereafter pursuant to the Ohio Control Share Acquisition Law for the purpose of voting on a control share acquisition proposed by an acquiring person, if either of the following apply: (i) the aggregate consideration paid or otherwise given by the person who acquired the shares, and any other persons acting in concert with such person, for all shares exceeds $250,000 or (ii) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with such person, exceeds 1/2 of 1% of the outstanding shares of the corporation entitled to vote in the election of directors (the "Interested Shares" described in this sentence are referred to herein as "Disqualified Shares"). See "Litigation Concerning Disqualified Shares" below.

         Dissenters' rights are not available to shareholders of an issuing public corporation in connection with the authorization of a control share acquisition.

         THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE OHIO CONTROL SHARE ACQUISITION LAW AND THE RELATED PROVISIONS OF THE ORC. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OHIO CONTROL SHARE ACQUISITION LAW AND THE ORC.

                   LITIGATION CONCERNING DISQUALIFIED SHARES

         On March 7, 1996, Parent and the Purchaser commenced an action in the United States District Court for the Southern District of Ohio, Eastern Division (the "Ohio Federal District Court"), against the Company, the Commissioner of Securities of the Ohio Division of Securities and the Director of Commerce of the Ohio Department of Commerce seeking, among other things, that the Court declare unconstitutional and enjoin application of certain provisions of the Ohio Control Share Acquisition Law (a) to the extent they are sought to be applied to impair the voting rights of the Disqualified Shares, as such provisions may be applied to the Offer and (b) to the extent they prohibit the purchase or sale of Shares in interstate commerce. In March, 1995, in Luxottica Group S.p.A. v. The United States Shoe Corporation, the United States District Court for the Southern District of Ohio, Eastern Division issued an order declaring invalid the provisions described in (a) above, as they applied to Luxottica's tender offer for shares of United States Shoe Corporation. Parent and the Purchaser believe that such ruling should also be applicable to the Offer.

                                 OTHER MATTERS

         Except as set forth herein, neither Parent nor the Purchaser is aware of any other substantive matter to be considered at the Special Meeting. However, if any other matter properly comes before the Special Meeting, the proxies also confer authority to the persons named in the accompanying proxy to vote the Shares to which the proxy relates on such matter at their discretion.

         A copy of the Acquiring Person Statement (without attachments) delivered to the Company by the Purchaser and Parent accompanies this Proxy Statement. The Acquiring Person Statement and the Offer to Purchase contain important information and should be read by shareholders before any decision is made with respect to voting on the Acquisition Proposal.

         Only holders of record of Shares as of the close of business on the Record Date will be entitled to vote. If you are a shareholder of record on the Record Date, you will retain your voting rights for the Special Meeting even if you sell such Shares after the Record Date or if you tender such Shares pursuant to the Offer, whether before or after the Record Date. The tender of Shares pursuant to the Offer does not constitute the grant to Parent or the Purchaser of a proxy or any voting rights with respect to the tendered Shares until such time as such Shares are accepted for payment by the Purchaser. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the BLUE proxy card even if you sell such Shares after the Record Date or tender such Shares pursuant to the Offer.

         If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can execute a proxy for such Shares and will do so only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card.

         PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING BLUE PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. BY SIGNING AND MAILING THE ACCOMPANYING BLUE PROXY CARD, ANY PROXY PREVIOUSLY SIGNED BY YOU WITH RESPECT TO THE ACQUISITION PROPOSAL WILL BE AUTOMATICALLY REVOKED.

                            SOLICITATION OF PROXIES

         Proxies may be solicited by mail, telephone or telecopier and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of Parent or the Purchaser, none of whom will receive additional compensation for such solicitations. Parent has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Parent will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         Parent has retained ______________________________ for
solicitation and advisory services in connection with this solicitation. __________ will be paid an aggregate fee of approximately $_______ for acting (a) as proxy solicitor in connection with (i) this solicitation, (ii) the solicitation of agent designations to call a special meeting of the Company's shareholders (the "Other Special Meeting") to, among other things, remove the Company's incumbent directors and elect replacement directors, all as further described in the Offer to Purchase and (iii) the solicitation of proxies for the Other Special Meeting, if it is called and (b) as Information Agent in connection with the Offer. _________ may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this solicitation and the other proxy solicitations described in this paragraph. Parent has also agreed to reimburse __________ for its reasonable out-of-pocket expenses and to indemnify _________ against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. _________ will solicit proxies from individuals, brokers, bank nominees and other institutional holders.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as Dealer Manager in connection with the Offer and as Parent's exclusive financial advisor with respect to the Proposed Merger. As compensation for such services, Parent has agreed to pay Merrill Lynch a fee of $500,000, $400,000 of which fee is payable upon commencement by Parent or one of its affiliates of a tender offer or exchange offer for securities of the Company. Parent has also agreed to pay Merrill Lynch a fee of up to $2,000,000 (less any fees theretofore paid) contingent upon consummation of an Acquisition Transaction. "Acquisition Transaction" has been defined to include (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of Parent or one of its affiliates, (ii) the acquisition, directly or indirectly, by Parent or one of its affiliates by tender or exchange offer, negotiated purchase or other means of at least 50% of the then outstanding capital stock of the Company, (iii) the acquisition, directly or indirectly, by Parent or one of its affiliates of at least 50% of the assets of, or of any right to all or a substantial portion of the revenues or income of the Company or (iv) the acquisition, directly or indirectly, by Parent or one of its affiliates of control of the Company through a proxy contest or otherwise than through the acquisition of the Company's voting capital stock. In addition, Parent has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of its counsel, incurred in connection with the Offer and the Proposed Merger or otherwise arising out of Merrill Lynch's engagement, and has also agreed to indemnify Merrill Lynch (and certain affiliated persons) against certain liabilities and expenses, including, without limitation, certain liabilities under the federal securities laws. Merrill Lynch may from time to time in the future render various investment banking services to Parent and its affiliates, for which it is expected it would be paid customary fees.

         Merrill Lynch has from time to time rendered, and continues to render, various investment banking and other advisory services to Parent and its affiliates for which it is paid its customary fees. In connection with Merrill Lynch's engagement as financial advisor, Parent anticipates that certain employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are the Company's shareholders for the purpose of assisting in the solicitation of proxies for the Special Meeting, as well as for the solicitation of agent designations to call the Other Special Meeting and proxies for the Other Special Meeting. Merrill Lynch will not receive any fee for or in connection with such solicitation activities apart from the fees which it is otherwise entitled to receive as described above.

         The entire expense of soliciting proxies for the Special Meeting is being borne by Parent or a subsidiary of Parent. Neither Parent nor any such subsidiary will seek reimbursement for such expenses from the Company. Costs incidental to these proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $________. Total costs incurred to date in furtherance of or in connection with these proxies are approximately $________.

         If the Purchaser should terminate, or materially amend the terms of, the Offer prior to the Special Meeting, Parent or the Purchaser will disseminate such information regarding such changes to the Company's shareholders and, in appropriate circumstances, will provide the Company's shareholders with a reasonable opportunity to revoke their proxies prior to the Special Meeting.

                             SHAREHOLDER PROPOSALS

         According to the Company's proxy statement relating to its 1996 Annual Meeting of Shareholders, any notice of a qualified shareholder submitting a proposal for the 1997 Annual Meeting of Shareholders of the Company must have been in proper form and must have been received by the Company no later than October 1, 1996.

                               OTHER INFORMATION

         Parent is a Delaware corporation which operates a variety of businesses through two business segments: Tools and Components and Process/Environmental Controls. The Tools and Components segment is one of the largest domestic producers and distributors of general purpose mechanics' hand tools and automotive specialty tools. Other products manufactured by these companies include tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, high quality precision socket screws, fasteners, and high quality miniature precision parts. The companies in the Process/Environmental segment produce and sell underground storage tank leak detection systems and temperature, level and position sensing devices, power switches and controls, telecommunication line products, power protection products, liquid flow measuring devices and electronic and mechanical counting and controlling devices.

         Approximately 43.4% of the outstanding common stock of the Parent is beneficially owned by Steven M. Rales and Mitchell P. Rales. The aggregate holdings for Steven and Mitchell Rales include shares of Parent common stock owned by Equity Group Holdings L.L.C. ("EGH") and Equity Group Holdings II L.L.C. ("EGH II"), of which Steven and Mitchell Rales are the only members, along with other shares of common stock of Parent which are directly owned by such individuals. Steven and Mitchell Rales are directors and executive officers of Parent as well as directors of Purchaser. EGH and EGH II are principally engaged in the business of investing in the common stock of Parent. The offices of Steven M. Rales, Mitchell P. Rales, EGH and EGH II are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

         The Purchaser is a newly incorporated Delaware corporation and a wholly owned subsidiary of Parent which to date has not conducted any business other than in connection with the Offer and the Proposed Merger. The principal executive offices of Parent and the Purchaser are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

         Certain information about the directors and executive officers of Parent and the Purchaser and certain employees and other representatives of Parent who may also assist __________ in soliciting proxies is set forth in the attached Schedule I. Schedule II sets forth certain information relating to Shares owned by Parent, the Purchaser, and other representatives. Schedule III sets forth certain information, as made available in public documents, regarding Shares held by the Company's principal shareholders and its management.

         THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE PURCHASER'S OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, AS FILED WITH THE COMMISSION.

         PLEASE INDICATE YOUR SUPPORT OF THE PURCHASER'S OFFER BY COMPLETING, SIGNING AND DATING THE ENCLOSED BLUE PROXY CARD AND RETURNING IT PROMPTLY TO DANAHER CORPORATION, C/O ___________________________________________________,
IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE
IS MAILED IN THE UNITED STATES.




              YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL
                  THE ACCOMPANYING BLUE PROXY CARD PROMPTLY.


                                            Danaher Corporation
                                            WEC Acquisition Corporation

March 8, 1996

                                                                  SCHEDULE I

                       DIRECTORS AND EXECUTIVE OFFICERS
                          OF PARENT AND THE PURCHASER

                                    PARENT

         Executive officers of the Parent are:

                                                                                                          Officer
         Name                       Age               Position                                             Since

Steven M. Rales                     44                Chairman of the Board                                1984

Mitchell P. Rales                   39                Chairman of the Executive                            1984
                                                      Committee

George M. Sherman                   54                Chief Executive Officer,                             1990
                                                      President and Director

Patrick W. Allender                 49                Senior Vice President,                               1987
                                                      Chief Financial Officer
                                                      and Secretary

James H. Ditkoff                    50                Vice President - Finance/Tax                         1991

Dennis D. Claramunt                 50                Vice President and Group                             1994
                                                      Executive

C. Scott Brannan                    37                Vice President Administration                        1987
                                                      and Controller

John P. Watson                      51                Vice President and Group                             1993
                                                      Executive

H. Lawrence Culp, Jr.               32                Vice President and Group                             1995
                                                      Executive

Gregory T.H. Davies                 48                Vice President and Group                             1995
                                                      Executive


         Steven M. Rales has served as Chairman of the Board since January 1984. He has been a General Partner, since 1979, in Equity Group Holdings, a general partnership located in Washington, D.C. with interests in media operations, publicly traded securities and manufacturing companies.

         Mitchell P. Rales has served as a director of Parent since January 1984, President from March 1987 to January 1990 and Executive Vice President from January 1984 to March 1987. He has been a General Partner of Equity Group Holdings since 1979.

         George M. Sherman has served as President and Chief Executive Officer and a director of Parent since February 1990.

         Patrick W. Allender has served as Chief Financial Officer of Parent since March 1987.

         James H. Ditkoff was appointed Vice President - Finance/Tax in January 1991. He has served in an executive capacity in finance/tax for Parent since September 1988.

         Dennis D. Claramunt was appointed Vice President and Group Executive in 1994. He has served as President of Jacobs Chuck Manufacturing Company for more than the past five years.

         C. Scott Brannan was appointed Vice President - Administration and Controller of Parent in November, 1987.

         John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Parent in an executive capacity since September 1990.

     H. Lawrence Culp, Jr. was appointed Vice President and Group Executive in 1995. He has served the Parent in an executive capacity (including President since 1993) at Veeder-Root Company for more than the past five years.

         Gregory T.H. Davies was appointed Vice President and Group Executive in 1995. He has served as President of Jacobs Vehicle Equipment Company for more than the past five years.



                                   PURCHASER

         Each of the individuals set forth below has been a director or an executive officer since 1996. Further information regarding each such person is set forth above:


         Name                              Position

Steven M. Rales                            Director

Mitchell P. Rales                          Director

George M. Sherman                          President and Director

Patrick W. Allender                        Vice President and Treasurer

C. Scott Brannan                           Vice President and Secretary

James H. Ditkoff                           Vice President


        The following individuals constitute representatives of the Dealer Manager who may solicit proxies:

        William Rifkin                  Managing Director, Merrill Lynch & Co.
         Merrill Lynch & Co.
         World Financial Center
         North Tower
         New York, NY 10281-1330

        Paul Stefanick                  Director, Merrill Lynch & Co.
         Merrill Lynch & Co.
         World Financial Center
         North Tower
         New York, NY 10281-1330


        Dragoljub Rajkovic              Associate, Merrill Lynch & Co.
         Merrill Lynch & Co.
         World Financial Center
         North Tower
         New York, NY 10281-1330

                                  SCHEDULE II


                    SHARES HELD BY PARENT AND THE PURCHASER

         Parent beneficially owns 305,000 Shares of the Company.

         In the ordinary course of its business, Merrill Lynch may trade the securities of the Company for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of March 6, 1996, Merrill Lynch held a net long position of less than 1/2 of 1% of the Shares.

                                 SCHEDULE III

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY
                 AND SHAREHOLDINGS OF THE COMPANY'S MANAGEMENT

         Set forth below, is information regarding Shares owned by (i) those persons owning more than 5% of the outstanding Shares and (ii) directors and executive officers of the Company as a group. Such information is derived from the Company's proxy statement for its 1996 Annual Meeting of Shareholders and from a Schedule 13G filed by the State of Wisconsin Investment Board in February, 1996.

                                          NUMBER OF
                                            SHARES
          NAME AND ADDRESS OF            BENEFICIALLY    PERCENT
           BENEFICIAL OWNER                 OWNED       OF CLASS
-------------------------------------  --------------  ---------
Series A Convertible Preferred Shares
 Marylou P. Hillyer(1)
 74 Stewart Road,
 Short Hills, New Jersey 07078             161,374         100%

Common Shares
 State of Wisconsin Investment Board
 P.O. Box 7842
 Madison, Wisconsin 53703                  596,800        9.45%

------------
(1) Marylou P. Hillyer, as Executrix under the Will of Curtis Hillyer, had sole (1)
    voting and investment power with respect to all of the Company's Series A
    Convertible Preferred Shares, which are convertible into a total of 161,374
    Common Shares, or 2.46% of the Common Shares outstanding following conversion.

                                       NUMBER OF
                                     COMMON SHARES
      DIRECTOR, NOMINEE, NAMED        BENEFICIALLY    PERCENT
    EXECUTIVE OFFICER, OR GROUP          OWNED       OF CLASS
----------------------------------  --------------  ---------
Theodore M. Alfred ................       8,450        0.13%
Stephen M. DuBrul, Jr. ............       4,000        0.06%
Hugh B. Jacks .....................       2,754        0.04%
Gerald C. McDonough ...............       3,881        0.06%
Donald R. Melville ................       3,500        0.05%
Terry S. Parker ...................           0        0.00%
Paul J. Powers ....................       2,590        0.04%
David L. Swift (1) ................     233,933        3.65%
Robert M. Taylor ..................       4,170        0.07%
Karl E. Ware ......................       4,680        0.07%
Earl J. Bellisario (2) ............      32,561        0.51%
Mark H. Hoffman ...................           0        0.00%
Jon Slaybaugh(3) ..................       7,114        0.11%
James E. Helton(4) ................       5,644        0.09%
19 present directors and executive
 officers including those listed
 above(5) .........................     351,341        5.48%

------------
   (1) Includes 208,500 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (2) Includes 24,250 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (3) Includes 5,500 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (4) Includes 5,580 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.
   (5) Includes 286,800 Common Shares subject to options that are exercisable within 60 days of November 30, 1995.

         Except as otherwise noted, the information concerning the Company in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Neither the Purchaser nor Parent takes any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company or any other third party to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Purchaser and Parent.

                                   IMPORTANT

         Your Proxy is important. No matter how many Shares you own, please give Parent your Proxy by:

         SIGNING the enclosed BLUE proxy card,

         DATING the enclosed BLUE proxy card, and

         MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If you have any questions, would like a copy of the Letter of Transmittal for the Offer to Purchase and related documents, or require any additional information concerning the Offer, please contact the Information Agent for the Offer, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, 1-800-628-8532. If you have any questions or require any additional information concerning this Proxy Statement, please contact __________________ at the address set forth below. If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card.

                                     PROXY


               THIS PROXY IS SOLICITED BY DANAHER CORPORATION AND
                  WEC ACQUISITION CORPORATION FOR THE SPECIAL
                   MEETING OF SHAREHOLDERS OF ACME-CLEVELAND
               CORPORATION TO BE HELD PURSUANT TO SECTION 1701.831
                           OF THE OHIO REVISED CODE.

         The undersigned hereby appoints _________, ___________ and ____________, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding Common Shares, par value $1 per share, or Series A Preferred Shares, without par value (collectively, "Shares"), of Acme-Cleveland Corporation (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on April __, 1996 pursuant to Section 1701.831 of the Ohio Revised Code (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matters:

1. Acquisition of Shares of the Company. A resolution of the Company's shareholders authorizing the acquisition of a majority or more of the outstanding Shares by WEC Acquisition Corporation or Danaher Corporation (or one or more subsidiaries of Danaher Corporation) as contemplated by and in accordance with the terms and conditions of WEC Acquisition Corporation's Offer to Purchase dated March 7, 1996, as the same may be amended from time to time.

   / / FOR                   / / AGAINST                         / / ABSTAIN

2. Adjournment of Meeting. To initiate and vote for a proposal to adjourn the Special Meeting to solicit additional votes, if necessary, to authorize the acquisition of Shares.

   / / FOR                   / / AGAINST                         / / ABSTAIN

         DANAHER CORPORATION AND WEC ACQUISITION CORPORATION RECOMMEND A VOTE FOR ITEMS 1 AND 2.

         In their discretion, the proxies of the undersigned named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.



                        [Proxy Continued On Reverse]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ACQUISITION OF SHARES AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF DANAHER CORPORATION AND WEC ACQUISITION CORPORATION DATED MARCH 7, 1996, SOLICITING PROXIES FOR THE SPECIAL MEETING.


         All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

                                         Dated: ______________________, 1996

                                         -------------------------------------
                                                      (Signature)
                                         -------------------------------------
                                         (Signature, if jointly held)


                                          Title:
                                          _____________________________
                                          Please sign exactly as name appears
                                          hereon. When shares are held by
                                          joint tenants, both should sign.
                                          When signing as an attorney,
                                          executor, administrator, trustee
                                          or guardian, give full title as
                                          such. If a corporation, sign in
                                          full corporate name by President
                                          or other authorized officer. If a
                                          partnership, sign in partnership
                                          name by authorized person.

            PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY TO DANAHER CORPORATION, C/O ___________________________________________________
      IN THE ENCLOSED ENVELOPE.








                           ACQUIRING PERSON STATEMENT

                        Pursuant to Section 1701.831 of
                             the Ohio Revised Code*

                           ACME-CLEVELAND CORPORATION
                      (Name of Issuing Public Corporation)

                         30100 Chagrin Blvd., Suite 100
                            Pepper Pike, Ohio 44124

                    (Address of Principal Executive Offices)

                          WEC ACQUISITION CORPORATION
                                      AND
                              DANAHER CORPORATION
                              (Acquiring Persons)

        This Acquiring Person Statement is being delivered to Acme-Cleveland Corporation, an Ohio corporation (the "Company"), pursuant to Section 1701.831 of the Ohio Revised Code by WEC Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), and Parent, and relates to the transactions contemplated by the tender offer by Purchaser to purchase all outstanding common shares, par value $1 per share ("Common Shares"), and all outstanding Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), at a price of $27 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 7, 1996 (the "Offer to Purchase"), a copy of which is attached hereto as Exhibit A and incorporated by reference herein.

ITEM 1. IDENTITY OF THE ACQUIRING PERSON.

        The acquiring persons are Purchaser and Parent. The address of the principal executive offices of Purchaser and Parent are 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

------------
* Notwithstanding the making and delivery of this Statement, all rights are reserved (i) to challenge the constitutionality of all or any part of Section 1701.831 and related provisions of the Ohio Revised Code and their application to the Offer to Purchase and/or (ii) to seek an amendment to the Regulations of Road providing that Section 1701.831 and related provisions of the Ohio Revised Code do not apply to control share acquisitions of Shares, including pursuant to the Offer to Purchase.

        The information set forth in the Introduction and "Certain Information Concerning Parent and the Purchaser" of the Offer to Purchase is incorporated herein by reference.

ITEM 2. DELIVERY OF ACQUIRING PERSON STATEMENT.

        This Acquiring Person Statement is given pursuant to Section 1701.831 of the Ohio Revised Code.

        Purchaser and Parent hereby request that the special meeting of the shareholders of the Company, which is required to be called by the directors of the Company pursuant to division (C) of Section 1701.831 of the Ohio Revised Code as a result of the delivery of this Acquiring Person Statement, be held no sooner than thirty (30) days after the Company's receipt of this Acquiring Person Statement.

ITEM 3. OWNERSHIP OF SHARES BY ACQUIRING PERSON.

        Purchaser and Parent directly or indirectly own 305,000 Common Shares and no Preferred Shares.

ITEM 4. RANGE OF VOTING POWER.

        Purchaser and Parent propose to acquire all of the outstanding Shares in accordance with and as contemplated by the terms of the Offer to Purchase. The proposed control share acquisition, if consummated, would result in the acquisition of a majority or more of the voting power as described in subparagraph (c) of paragraph (Z)(1) of Section 1701.01 of the Ohio Revised Code.

ITEM 5. TERMS OF THE PROPOSED CONTROL SHARE ACQUISITION.

        The information set forth in the Introduction, "Terms of the Offer", "Source and Amount of Funds", "Background of the Offer", "Purpose of the Offer, Plans for the Company", and "Certain Conditions of the Offer" of the Offer to Purchase is incorporated herein by reference.


ITEM 6. REPRESENTATIONS OF LEGALITY; FINANCIAL CAPACITY.

        Purchaser and Parent represent that the proposed control share acquisition will not be contrary to law and that they have the financial capacity to make such proposed control share acquisition. The information contained in "Certain Legal Matters" and "Source and Amount of Funds" of the Offer to Purchase is incorporated herein by reference.

                                         WEC Acquisition Corporation

Dated: March 7, 1996                     By: /s/ C. Scott Brannan
                                             ------------------------
                                             Name:  C. Scott Brannan
                                             Title: Vice President
                                                    Administration and
                                                    Controller



                                          Danaher Corporation

Dated: March 7, 1996                      By: /s/ C. Scott Brannan
                                             ------------------------
                                             Name:  C. Scott Brannan
                                             Title: Vice President
                                                    and Secretary